UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023 (October 4, 2023)

Molekule Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MKUL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 3, 2023, Molekule Group, Inc. (the “Company”) and its wholly-owned subsidiary, Molekule, Inc., filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Company’s case will be administered under the caption In re Molekule Group, Inc., Case No: 23-18094. The Company will continue to operate its business as a debtor in possession (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure its ability to continue ordinary course operations during the Chapter 11 Case, the Company will file with the Bankruptcy Court motions seeking a variety of customary “first-day” relief including DIP Financing.

On October 4, 2023, the Company received written notice (the “Delisting Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Case and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq has determined that the Company's common stock, par value $0.01 per share (the “Common Stock”), will be delisted from The Nasdaq Stock Market.

In the Delisting Notice, the staff of Nasdaq referenced the Chapter 11 Case and associated public interest concerns raised by them, concerns regarding the residual equity interest of the existing listed securities holders and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq. The Delisting Notice also indicates that the Company may appeal Nasdaq's determination pursuant to procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company does not intend to appeal Nasdaq’s determination.

Trading of the Company's Common Stock will be suspended at the opening of business on October 13, 2023 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company's Common Stock from listing and registration on Nasdaq.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Case. The Company expects that holders of shares of the Company’s Common Stock will likely experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Common Stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, statements regarding the Company’s plans to continue operations during the Chapter 11 Case and the effects of the Chapter 11 Case. These forward-looking statements are based upon current beliefs and expectations of our management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast” or other similar expressions help identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Although Molekule Group believes that the expectations reflected in the forward-looking statements are reasonable based on information currently available, Molekule Group cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this Current Report on Form 8-K. The parties undertake no obligation to revise or update any of the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEKULE GROUP, INC.

Dated: October 4, 2023	By:	/s/ Ryan Tyler
		Name:	Ryan Tyler
		Title:	Chief Financial Officer